UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017 bluebird bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (339) 499-9300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 8, 2017, the board of directors (the “Board”) of bluebird bio, Inc. (the “Company”), upon the recommendation of the Board’s nominating and corporate governance committee, appointed Douglas A. Melton to the Board as a Class I director and appointed John O. Agwunobi to the Board as a Class II director.   Dr. Melton and Dr. Agwunobi were also both appointed to the Board’s Nominating and Corporate Governance Committee.

In connection with these appointments, on June 8, 2017, the Company granted each of Drs. Melton and Agwunobi a stock option to purchase 10,700 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a purchase price equal to the closing price per share of the Common Stock on the NASDAQ Global Select Market on June 8, 2017. Each of Drs. Melton and Agwunobi was also granted on June 8, 2017 restricted stock units for 2,700 shares of Common Stock. The stock options and restricted stock units vest ratably over three years in annual installments.

Neither of Dr. Melton or Dr. Agwunobi is party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between either Dr. Melton or Dr. Agwunobi and any other persons pursuant to which he was selected as a director.

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 8, 2017, the Company held its previously announced Annual Meeting of Stockholders (the "Meeting"), at which a quorum was present.  At the Meeting, the stockholders of the Company voted on the three proposals as follows: (i) Nick Leschly and Mark Vachon as Class I members of the Board to serve until the Company’s 2020 annual meeting of stockholders (“Proposal 1”); (ii) to approve, on a non-binding advisory basis, the compensation paid to our named executive officers (“Proposal 2”); and (iii) to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017 (“Proposal 3”).

The Company’s stockholders re-elected the two persons listed below as Class I directors pursuant to Proposal 1. The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nick Leschly	34,790,077	38,322	55,817	3,105,858
Mark Vachon	34,652,756	175,618	55,842	3,105,858

The Company’s stockholders approved Proposal 2 in a non-binding advisory vote. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,402,678	304,361	177,177	3,105,858

The Company stockholders approved Proposal 3. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,859,061	116,487	14,526	0

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by bluebird bio, Inc. on June 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2017	bluebird bio, Inc.
	By:	/s/ Jason F. Cole
Jason F. Cole
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by bluebird bio, Inc. on June 8, 2017